Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(929) 254-8043;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS SECOND QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $204 MILLION, or $2.40 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $250 MILLION, or $2.93 PER DILUTED COMMON SHARE

For the second quarter of 2024, the Company reports:
•Annualized return on average common equity ("ROACE") of 16.2% and annualized operating ROACE of 19.9%
•Improvement of 1.1 points in the combined ratio to 90.4%
•Book value per diluted common share of $59.29, an increase of $2.16, or 3.8%, compared to March 31, 2024

For the six months ended June 30, 2024, the Company reports:
•Net income available to common shareholders of $592 million, or $6.93 per diluted common share and operating income of $470 million, or $5.50 per diluted common share
•Annualized return on average common equity ("ROACE") of 24.1% and annualized operating ROACE of 19.1%
•Improvement of 0.4 points in the combined ratio to 90.8%
•Book value per diluted common share of $59.29, an increase of $5.23, or 9.7%, compared to December 31, 2023

Pembroke, Bermuda, July 30, 2024 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the second quarter ended June 30, 2024.

Commenting on the second quarter 2024 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"This was an excellent quarter and first half of the year for AXIS defined by consistent, profitable results and strong diluted book value per share growth as we pursued our ambition of achieving specialty underwriting leadership. In the quarter, we delivered on our stated goals, producing an annualized operating ROE of 20%, record operating EPS of $2.93, and a combined ratio of 90.4%.

"We continued to lean into attractive specialty markets where we hold leadership positions, while tapping into our deep distribution relationships. In our specialty insurance business, we delivered a solid 87.9% combined ratio while generating an 8% increase in gross premiums written, 17% net premiums written growth, and record second quarter new business volume. Within reinsurance, we produced an 89.3% combined ratio and a 4% increase in premiums highlighted by targeted growth in specialty lines, reflecting our repositioning of AXIS Re as a focused, specialist reinsurer.

"During the quarter, we also took important steps forward in enhancing our operations through our "How We Work" transformation program. This included implementing operating model changes to improve productivity, reduce our cost structure, and allow for reinvestment into the business. In summary, we are pleased with our second quarter results, feel good about the actions we are taking across all aspects of our business, and are intent on building on our momentum."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Consolidated Results*

•Net income available to common shareholders for the second quarter of 2024 was $204 million, or $2.40 per diluted common share, compared to net income available to common shareholders of $143 million, or $1.67 per diluted common share, for the second quarter of 2023.
•Operating income1 for the second quarter of 2024 was $250 million, or $2.93 per diluted common share1, compared to operating income of $191 million, or $2.23 per diluted common share, for the second quarter of 2023.
•Net investment income for the second quarter of 2024 was $191 million, compared to $137 million, for the second quarter of 2023, an increase of $54 million or 40%, primarily attributable to income from our fixed maturities portfolio due to increased yields.
•Book yield of fixed maturities was 4.4% at June 30, 2024, compared to 3.9% at June 30, 2023. The market yield was 5.7% at June 30, 2024.
•Reorganization expenses of $14 million primarily related to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are excluded from operating income (loss).
•Book value per diluted common share was $59.29 at June 30, 2024, an increase of $2.16, or 3.8%, compared to March 31, 2024, driven by net income, partially offset by common share dividends declared of $0.44 per share.
•Book value per diluted common share increased by $8.31, or 16.3%, over the past twelve months, driven by net income, and net unrealized investment gains, partially offset by common share dividends declared of $1.76 per share.
•Adjusted for net unrealized investment losses, after-tax, book value per diluted common share was $63.54 at June 30, 2024, compared to $61.56 at March 31, 2024 and $58.01 at June 30, 2023.
•Total capital returned to common shareholders was $176 million year to date, including share repurchases of $100 million pursuant to our Board-authorized share repurchase program, and dividends of $76 million.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Second Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $156 million, or 7%, to $2.4 billion with an increase of $130 million, or 8% in the insurance segment, and an increase of $26 million, or 4% in the reinsurance segment.
•Net premiums written increased by $127 million, or 9%, to $1.6 billion with an increase of $173 million, or 17% in the insurance segment, partially offset by a decrease of $46 million, or 11% in the reinsurance segment.

	Three months ended June 30,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(3) (4)	55.1%	56.1%	(1.0	pts)
Catastrophe and weather-related losses ratio(4)	3.6%	2.6%	1.0	pts
Current accident year loss ratio(4)	58.7%	58.7%	—	pts
Prior year reserve development ratio	—%	(0.5%)	0.5	pts
Net losses and loss expenses ratio	58.7%	58.2%	0.5	pts
Acquisition cost ratio	20.3%	20.0%	0.3	pts
General and administrative expense ratio	11.4%	13.3%	(1.9	pts)
Combined ratio	90.4%	91.5%	(1.1	pts)

Current accident year combined ratio	90.4%	92.0%	(1.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	86.8%	89.4%	(2.6	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $47 million ($38 million, after-tax),(Insurance: $46 million; Reinsurance: $1 million), or 3.6 points, including $9 million, or 0.7 points attributable to the Red Sea Conflict.
•General and administrative expense ratio decreased by 1.9 points, mainly driven by continued expense discipline, increases in fees related to arrangements with strategic capital partners and net premiums earned.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
4 Current accident year loss ratio, catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measure, net losses and loss expenses ratio is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written increased by $428 million, or 9%, to $5.1 billion with an increase of $289 million, or 9% in the insurance segment, and an increase of $140 million, or 9% in the reinsurance segment.
•Net premiums written increased by $241 million, or 8%, to $3.3 billion with an increase of $313 million, or 16% in the insurance segment, partially offset by a decrease of $72 million, or 6% in the reinsurance segment.

	Six months ended June 30,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.7%	56.0%	(0.3	pts)
Catastrophe and weather-related losses ratio	2.6%	2.8%	(0.2	pts)
Current accident year loss ratio	58.3%	58.8%	(0.5	pts)
Prior year reserve development ratio	—%	(0.4%)	0.4	pts
Net losses and loss expenses ratio	58.3%	58.4%	(0.1	pts)
Acquisition cost ratio	20.3%	19.4%	0.9	pts
General and administrative expense ratio	12.2%	13.4%	(1.2	pts)
Combined ratio	90.8%	91.2%	(0.4	pts)

Current accident year combined ratio	90.8%	91.6%	(0.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.2%	88.8%	(0.6	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $67 million ($54 million after-tax), (Insurance: $65 million; Reinsurance: $2 million), or 2.6 points, including $10 million, or 0.4 points attributable to the Red Sea Conflict.
•General and administrative expense ratio decreased by 1.2 points, mainly driven by continued expense discipline, increases in fees related to arrangements with strategic capital partners and net premiums earned.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended June 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$1,814,066	$1,684,150	7.7%
Net premiums written	1,194,197	1,021,021	17.0%
Net premiums earned	958,212	842,751	13.7%
Underwriting income	115,640	114,653	0.9%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.8%	51.5%	0.3	pts
Catastrophe and weather-related losses ratio	4.8%	3.1%	1.7	pts
Current accident year loss ratio	56.6%	54.6%	2.0	pts
Prior year reserve development ratio	—%	(0.3%)	0.3	pts
Net losses and loss expenses ratio	56.6%	54.3%	2.3	pts
Acquisition cost ratio	19.6%	18.6%	1.0	pts
Underwriting-related general and administrative expense ratio	11.7%	13.5%	(1.8	pts)
Combined ratio	87.9%	86.4%	1.5	pts

Current accident year combined ratio	87.9%	86.7%	1.2	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.1%	83.6%	(0.5	pts)
•Gross premiums written increased by $130 million, or 8%, primarily attributable to increases in property, credit and political risk, and accident and health lines due to new business, and marine and aviation lines due to premium adjustments, partially offset by decreases in cyber lines principally due to a reduction in premiums associated with program business, and liability lines principally due to underwriting actions taken to reposition the portfolio.
•Net premiums written increased by $173 million, or 17%, reflecting the increase in gross premiums written in the quarter, together with a decrease in premiums ceded in property, cyber and professional lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio increased by 1.0 point, primarily related to decreases in ceding commissions mainly in professional lines and cyber lines.
•The underwriting-related general and administrative expense ratio decreased by 1.8 points, mainly driven by an increase in net premiums earned and continued expense discipline.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$3,388,571	$3,099,762	9.3%
Net premiums written	2,216,551	1,903,597	16.4%
Net premiums earned	1,876,159	1,659,206	13.1%
Underwriting income	238,629	218,007	9.5%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	51.9%	51.8%	0.1	pts
Catastrophe and weather-related losses ratio	3.5%	3.1%	0.4	pts
Current accident year loss ratio	55.4%	54.9%	0.5	pts
Prior year reserve development ratio	—%	(0.2%)	0.2	pts
Net losses and loss expenses ratio	55.4%	54.7%	0.7	pts
Acquisition cost ratio	19.4%	18.3%	1.1	pts
Underwriting-related general and administrative expense ratio	12.5%	13.9%	(1.4	pts)
Combined ratio	87.3%	86.9%	0.4	pts

Current accident year combined ratio	87.3%	87.1%	0.2	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.8%	84.0%	(0.2	pts)
•Gross premiums written increased by $289 million, or 9%, primarily attributable to increases in all lines of business with the exception of cyber lines which decreased principally due to a reduction in premiums associated with program business and premium adjustments, and liability lines which decreased principally due to underwriting actions taken to reposition the portfolio.
•Net premiums written increased by $313 million, or 16%, reflecting the increase in gross premiums written, together with a decrease in premiums ceded in property, cyber and professional lines.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended June 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$626,170	$600,228	4.3%
Net premiums written	379,547	425,336	(10.8%)
Net premiums earned	346,266	422,994	(18.1%)
Underwriting income	45,517	33,839	34.5%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	64.2%	65.3%	(1.1	pts)
Catastrophe and weather-related losses ratio	0.3%	1.4%	(1.1	pts)
Current accident year loss ratio	64.5%	66.7%	(2.2	pts)
Prior year reserve development ratio	—%	(0.8%)	0.8	pts
Net losses and loss expenses ratio	64.5%	65.9%	(1.4	pts)
Acquisition cost ratio	22.3%	22.8%	(0.5	pts)
Underwriting-related general and administrative expense ratio	2.5%	4.6%	(2.1	pts)
Combined ratio	89.3%	93.3%	(4.0	pts)

Current accident year combined ratio	89.3%	94.1%	(4.8	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	89.0%	92.7%	(3.7	pts)
•Gross premiums written increased by $26 million, or 4% ($28 million, or 5%, on a constant currency basis(5)), primarily attributable to new business, increased line sizes and the timing of renewals, partially offset by a decrease in premium adjustments, and a decrease in credit and surety lines due to the timing of renewals of significant contracts.
•Net premiums written decreased by $46 million, or 11% ($44 million, or 10%, on a constant currency basis), reflecting an increase in premiums ceded to our strategic capital partners, partially offset by the increase in gross premiums written in the quarter.
•The current accident year loss ratio, excluding catastrophe and weather-related losses decreased by 1.1 points principally due to changes in business mix attributable to increases in credit and surety, and cyber business written in the recent periods which are associated with relatively lower loss ratios, and improved loss experience in marine and aviation lines, partially offset by elevated loss experience in run-off engineering lines.
•The acquisition cost ratio decreased by 0.5 points, primarily related to a decrease in costs associated with accident and health, and motor lines.
•The underwriting-related general and administrative expense ratio decreased by 2.1 points, mainly driven by an increase in fees related to arrangements with strategic capital partners and continued expense discipline, partially offset by a decrease in net premiums earned.

5 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Six months ended June 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$1,706,092	$1,566,592	8.9%
Net premiums written	1,079,266	1,151,116	(6.2%)
Net premiums earned	686,360	836,738	(18.0%)
Underwriting income	68,192	69,850	(2.4%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	66.0%	64.2%	1.8	pts
Catastrophe and weather-related losses ratio	0.3%	2.3%	(2.0	pts)
Current accident year loss ratio	66.3%	66.5%	(0.2	pts)
Prior year reserve development ratio	—%	(0.8%)	0.8	pts
Net losses and loss expenses ratio	66.3%	65.7%	0.6	pts
Acquisition cost ratio	22.6%	21.5%	1.1	pts
Underwriting-related general and administrative expense ratio	3.6%	5.2%	(1.6	pts)
Combined ratio	92.5%	92.4%	0.1	pts

Current accident year combined ratio	92.5%	93.2%	(0.7	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	92.2%	90.9%	1.3	pts
•Gross premiums written increased by $140 million, or 9% ($130 million, or 8%, on a constant currency basis), primarily attributable to new business, increased line sizes and the timing of renewals, partially offset by a decrease in premium adjustments.
•Net premiums written decreased by $72 million, or 6% ($81 million, or 7%, on a constant currency basis), reflecting an increase in premiums ceded to our strategic capital partners, partially offset by the increase in gross premiums written.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Three months ended June 30,		Six months ended June 30,
($ in thousands)	2024	2023	2024	2023
Net investment income	$190,975	$136,829	$358,358	$270,601
Net investment gains (losses)	(53,479)	(24,370)	(62,687)	(44,558)
Change in net unrealized gains (losses) on fixed maturities(6)	21,232	(72,887)	(30,731)	140,034
Interest in income (loss) of equity method investments	7,900	2,100	9,069	(105)
Total	$166,628	$41,672	$274,009	$365,972

Average cash and investments(7)	$16,932,010	$16,077,600	$16,887,183	$15,951,158

Total return on average cash and investments, pre-tax:
Including investment related foreign exchange movements	1.0%	0.3%	1.6%	2.3%
Excluding investment related foreign exchange movements(8)	1.0%	0.1%	1.8%	2.0%

•Net investment income increased by $54 million, or 40%, compared to the second quarter of 2023, primarily attributable to income from our fixed maturities portfolio due to increased yields and fixed maturity assets.
•Net investment gains (losses) recognized in net income (loss) for the quarter primarily related to net realized losses on the sale of fixed maturities, partially offset by net unrealized gains on equity securities.
•Change in net unrealized gains, pre-tax of $21 million ($22 million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter due to net realized losses recognized on the sale of fixed maturities, compared to change in net unrealized losses, pre-tax of $73 million ($93 million excluding foreign exchange movements) recognized during the second quarter of 2023.
•Book yield of fixed maturities was 4.4% at June 30, 2024, compared to 3.9% at June 30, 2023 and 4.2% at December 31, 2023. The market yield was 5.7% at June 30, 2024.

6 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
7 The average cash and investments balance is the average of the monthly fair value balances.
8 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(5) million and $21 million for the three months ended June 30, 2024 and 2023, respectively and foreign exchange (losses) gains of $(30) million and $40 million for the six months ended June 30, 2024 and 2023, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	June 30,	December 31,
($ in thousands)	2024	2023	Change
Total capital(9)	$6,973,909	$6,576,910	$396,999
•Total capital of $7.0 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.6 billion at December 31, 2023, with the increase driven by net income, partially offset by common share dividends declared, and the repurchase of common shares, including $100 million repurchased pursuant to our Board-authorized share repurchase program.
•At June 30, 2024, authorization under our Board-authorized share repurchase program for common share repurchases approved in December 2023 was exhausted.
•On May 16, 2024, the Company's Board of Directors approved a new share repurchase program for up to $300 million of the Company's common shares. The new share repurchase program is open-ended, allowing the Company to repurchase its shares from time to time in the open market or privately negotiated transactions, depending on market conditions.
•At June 30, 2024, we had $300 million of remaining authorization under our open-ended Board-authorized share repurchase program for common share repurchases.
Book Value per diluted common share

	June 30,	March 31,	June 30,
	2024	2024	2023
Book value per diluted common share(10)	$59.29	$57.13	$50.98
•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	June 30, 2024		June 30, 2024
	Change	% Change	Change	% Change
Book value per diluted common share	$2.16	3.8%	$8.31	16.3%
Book value per diluted common share - adjusted for dividends declared	$2.60	4.6%	$10.07	19.8%
•Book value per diluted common share increased by $2.16 in the quarter, driven by net income, partially offset by common share dividends declared.
•Book value per diluted common share increased by $8.31 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $63.54.
•Adjusted for dividends declared, the book value per diluted common share increased by $2.60 for the quarter, and increased by $10.07 over the past twelve months.

9 Total capital represents the sum of total shareholders' equity and debt.
10 Calculated using the treasury stock method.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Wednesday, July 31, 2024 at 8:30 a.m. (EDT) to discuss the second quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), or 1-412-902-6506 (international callers), and entering the passcode 9099781 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), or 1-412-317-0088 (international callers), and entering the passcode 9537017. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended June 30, 2024 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $5.7 billion at June 30, 2024, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and X Corp.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	2024	2023

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$12,585,137	$12,234,742
Fixed maturities, held to maturity, at amortized cost	637,792	686,296
Equity securities, at fair value	589,899	588,511
Mortgage loans, held for investment, at fair value	544,859	610,148
Other investments, at fair value	936,680	949,413
Equity method investments	193,705	174,634
Short-term investments, at fair value	57,436	17,216
Total investments	15,545,508	15,260,960
Cash and cash equivalents	1,092,567	953,476
Restricted cash and cash equivalents	562,496	430,509
Accrued interest receivable	118,147	106,055
Insurance and reinsurance premium balances receivable	3,686,819	3,067,554
Reinsurance recoverable on unpaid losses and loss expenses	6,591,821	6,323,083
Reinsurance recoverable on paid losses and loss expenses	483,447	575,847
Deferred acquisition costs	592,067	450,950
Prepaid reinsurance premiums	2,113,364	1,916,087
Receivable for investments sold	11,899	8,767
Goodwill	100,801	100,801
Intangible assets	181,426	186,883
Operating lease right-of-use assets	101,101	108,093
Loan advances made	328,921	305,222
Other assets	568,498	456,385
Total assets	$32,078,882	$30,250,672

Liabilities
Reserve for losses and loss expenses	$16,738,871	$16,434,018
Unearned premiums	5,674,787	4,747,602
Insurance and reinsurance balances payable	2,005,126	1,792,719
Debt	1,314,438	1,313,714
Federal Home Loan Bank advances	85,790	85,790
Payable for investments purchased	118,706	26,093
Operating lease liabilities	116,264	123,101
Other liabilities	365,429	464,439
Total liabilities	26,419,411	24,987,476

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,376,244	2,383,030
Accumulated other comprehensive income (loss)	(394,968)	(365,836)
Retained earnings	6,957,185	6,440,528
Treasury shares, at cost	(3,831,196)	(3,746,732)
Total shareholders' equity	5,659,471	5,263,196

Total liabilities and shareholders' equity	$32,078,882	$30,250,672

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Three months ended		Six months ended
	2024	2023	2024	2023

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,304,478	$1,265,745	$2,562,519	$2,495,944
Net investment income	190,975	136,829	358,358	270,601
Net investment gains (losses)	(53,479)	(24,370)	(62,687)	(44,558)
Other insurance related income	8,526	5,524	16,867	6,100
Total revenues	1,450,500	1,383,728	2,875,057	2,728,087

Expenses
Net losses and loss expenses	765,988	736,257	1,494,659	1,456,899
Acquisition costs	265,091	253,265	519,345	483,638
General and administrative expenses	148,441	168,503	311,813	335,314
Foreign exchange losses (gains)	(7,384)	30,104	(30,936)	38,814
Interest expense and financing costs	17,010	16,738	34,157	33,632
Reorganization expenses	14,014	—	26,312	—
Amortization of intangible assets	2,729	2,729	5,458	5,458
Total expenses	1,205,889	1,207,596	2,360,808	2,353,755

Income before income taxes and interest in income (loss) of equity method investments	244,611	176,132	514,249	374,332
Income tax (expense) benefit	(40,547)	(27,558)	84,107	(43,454)
Interest in income (loss) of equity method investments	7,900	2,100	9,069	(105)
Net income	211,964	150,674	607,425	330,773
Preferred share dividends	7,563	7,563	15,125	15,125
Net income available to common shareholders	$204,401	$143,111	$592,300	$315,648

Per share data
Earnings per common share:
Earnings per common share	$2.42	$1.68	$6.99	$3.71
Earnings per diluted common share	$2.40	$1.67	$6.93	$3.68
Weighted average common shares outstanding	84,475	85,207	84,677	85,036
Weighted average diluted common shares outstanding	85,326	85,812	85,509	85,833
Cash dividends declared per common share	$0.44	$0.44	$0.88	$0.88

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED JUNE 30, 2024 AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,814,066	$626,170	$2,440,236	$1,684,150	$600,228	$2,284,378
Net premiums written	1,194,197	379,547	1,573,744	1,021,021	425,336	1,446,357
Net premiums earned	958,212	346,266	1,304,478	842,751	422,994	1,265,745
Other insurance related income (loss)	(61)	8,587	8,526	58	5,466	5,524
Net losses and loss expenses	(542,591)	(223,397)	(765,988)	(457,650)	(278,607)	(736,257)
Acquisition costs	(188,026)	(77,065)	(265,091)	(156,972)	(96,293)	(253,265)
Underwriting-related general and
administrative expenses(11)	(111,894)	(8,874)	(120,768)	(113,534)	(19,721)	(133,255)
Underwriting income(12)	$115,640	$45,517	161,157	$114,653	$33,839	148,492

Net investment income			190,975			136,829
Net investment gains (losses)			(53,479)			(24,370)
Corporate expenses(11)			(27,673)			(35,248)
Foreign exchange (losses) gains			7,384			(30,104)
Interest expense and financing costs			(17,010)			(16,738)
Reorganization expenses			(14,014)			—
Amortization of intangible assets			(2,729)			(2,729)
Income before income taxes and interest in income of equity method investments			244,611			176,132
Income tax (expense) benefit			(40,547)			(27,558)
Interest in income of equity method investments			7,900			2,100
Net income			211,964			150,674
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$204,401			$143,111

Net losses and loss expenses ratio	56.6%	64.5%	58.7%	54.3%	65.9%	58.2%
Acquisition cost ratio	19.6%	22.3%	20.3%	18.6%	22.8%	20.0%
Underwriting-related general and administrative expense ratio	11.7%	2.5%	9.3%	13.5%	4.6%	10.5%
Corporate expense ratio			2.1%			2.8%
Combined ratio	87.9%	89.3%	90.4%	86.4%	93.3%	91.5%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $28 million and $35 million for the three months ended June 30, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
12 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$3,388,571	$1,706,092	$5,094,663	$3,099,762	$1,566,592	$4,666,354
Net premiums written	2,216,551	1,079,266	3,295,817	1,903,597	1,151,116	3,054,713
Net premiums earned	1,876,159	686,360	2,562,519	1,659,206	836,738	2,495,944
Other insurance related income (loss)	(39)	16,906	16,867	112	5,988	6,100
Net losses and loss expenses	(1,039,455)	(455,204)	(1,494,659)	(907,117)	(549,782)	(1,456,899)
Acquisition costs	(364,055)	(155,290)	(519,345)	(304,030)	(179,608)	(483,638)
Underwriting-related general and
administrative expenses(13)	(233,981)	(24,580)	(258,561)	(230,164)	(43,486)	(273,650)
Underwriting income(14)	$238,629	$68,192	306,821	$218,007	$69,850	287,857

Net investment income			358,358			270,601
Net investment gains (losses)			(62,687)			(44,558)
Corporate expenses(13)			(53,252)			(61,664)
Foreign exchange (losses) gains			30,936			(38,814)
Interest expense and financing costs			(34,157)			(33,632)
Reorganization expenses			(26,312)			—
Amortization of intangible assets			(5,458)			(5,458)
Income before income taxes and interest in income (loss) of equity method investments			514,249			374,332
Income tax (expense) benefit			84,107			(43,454)
Interest in income (loss) of equity method investments			9,069			(105)
Net Income			607,425			330,773
Preferred share dividends			15,125			15,125
Net income available to common shareholders			$592,300			$315,648

Net losses and loss expenses ratio	55.4%	66.3%	58.3%	54.7%	65.7%	58.4%
Acquisition cost ratio	19.4%	22.6%	20.3%	18.3%	21.5%	19.4%
Underwriting-related general and administrative expense ratio	12.5%	3.6%	10.1%	13.9%	5.2%	10.9%
Corporate expense ratio			2.1%			2.5%
Combined ratio	87.3%	92.5%	90.8%	86.9%	92.4%	91.2%

13Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $53 million and $62 million for the six months ended June 30, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
14Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2024 AND 2023

	Three months ended		Six months ended
	2024	2023	2024	2023
	(in thousands, except per share amounts)

Net income available to common shareholders	$204,401	$143,111	$592,300	$315,648
Net investment (gains) losses	53,479	24,370	62,687	44,558
Foreign exchange losses (gains)	(7,384)	30,104	(30,936)	38,814
Reorganization expenses	14,014	—	26,312	—
Interest in (income) loss of equity method investments	(7,900)	(2,100)	(9,069)	105
Bermuda net deferred tax asset(15)	—	—	(162,705)	—
Income tax benefit(16)	(6,621)	(4,308)	(8,435)	(7,893)
Operating income	$249,989	$191,177	$470,154	$391,232

Earnings per diluted common share	$2.40	$1.67	$6.93	$3.68
Net investment (gains) losses	0.63	0.28	0.73	0.52
Foreign exchange losses (gains)	(0.09)	0.35	(0.36)	0.45
Reorganization expenses	0.16	—	0.31	—
Interest in (income) loss of equity method investments	(0.09)	(0.02)	(0.11)	—
Bermuda net deferred tax asset	—	—	(1.90)	—
Income tax benefit	(0.08)	(0.05)	(0.10)	(0.09)
Operating income per diluted common share	$2.93	$2.23	$5.50	$4.56

Weighted average diluted common shares outstanding	85,326	85,812	85,509	85,833

Average common shareholders' equity	$5,032,313	$4,440,595	$4,911,334	$4,280,436

Annualized return on average common equity	16.2%	12.9%	24.1%	14.7%

Annualized operating return on average common equity(17)	19.9%	17.2%	19.1%	18.3%

15 Net deferred tax benefit due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023.
16 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
17 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•losses related to the Israel-Hamas conflict and the associated conflict in the Red Sea, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of social and economic inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•increased competition and consolidation in the insurance and reinsurance industry;
•changes in the political environment of certain countries in which we operate or underwrite business;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases (including COVID-19) on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses primarily relate to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses primarily relate to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023 effective for fiscal years beginning on or after January 1, 2025. The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
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that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com